Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen New York Dividend Advantage
Municipal Fund
811-09135
333-170120

On December 7, 2010, under Form N-2A,
accession number 00011933125-10-275326, a copy of the Statement
Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as Appendix A to the Statement of Additional
Information in the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.